SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 9, 2006, the Compensation Committee (the “Committee”) of the Board of Trustees of Kite Realty Group Trust (the “Company”) met and approved the 2005 bonuses for the Company’s executive officers.  The Company’s executive officers participate in the Kite Realty Group Trust Executive Bonus Plan, filed on August 20, 2004 as Exhibit 10.27 to the Company’s Current Report on Form 8-K.  The Committee had previously approved the establishment of benchmarks in March 2005 to determine the 2005 bonuses for the Company’s executive officers, except Alvin E. Kite, Jr., the Company’s Chairman, whose bonuses the Committee decided to determine separately on an annual basis, as described in the Company’s Current Report on Form 8-K filed on March 21, 2005.

Pursuant to the Kite Realty Group Trust Executive Bonus Plan, the Committee approved the following bonus for 2005: John A. Kite, the Company’s President and Chief Executive Officer, received $195,000; Thomas K. McGowan, the Company’s Executive Vice President and Chief Operating Officer, received $165,000; and Daniel R. Sink, the Company’s Senior Vice President and Chief Financial Officer, received $100,000.  Fifty percent of the bonuses are payable in cash and 50% are payable in restricted common shares of the Company, which will vest ratably over three years.

The Committee also approved a discretionary bonus for Alvin E. Kite, Jr. in the amount of approximately $90,000 payable in restricted common shares of the Company, which will vest ratably over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: February 15, 2006	By:	/s/ Daniel R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer